Kelly & Company	CERTIFIED PUBLIC ACCOUNTANTS AUDIT TAX SEC REPORTING	Member, American Institute of Certified Public Accountants (Since 1974) SEC Practice Section Tax Practice Section

February 25, 2005

Mr. Dale Barnhart

Chief Financial Officer

American Water Star, Inc.

4560 S. Decatur Blvd Ste 204

Las Vegas, NV  89103-5252

This is to confirm that the client-auditor relationship between American Water Star, Inc. (Commission File No. 001-32220) and Kelly & Company, Certified Public Accountants, has ceased.

Very truly yours,

/s/ Kelly & Company

Kelly & Company

cc:     Officer of the Chief Accountant

         SECPS Letter File

         Mail Stop 9-6

         Securities and Exchange Commission

         450 6th Street, N.W.

         Washington, D.C. 20549